                               (Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO UBS AG, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY PURCHASING THIS SECURITY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED IN SECTION 14 ON THE FACE OF THIS SECURITY.

CUSIP NO. 90261KCC2

                                     UBS AG

                           MEDIUM-TERM NOTES, SERIES A

                               ------------------

             ENHANCED APPRECIATION SECURITIES DUE JANUARY [ ], 2004
                      (Linked to a basket of common stocks)

                               ------------------


            The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

FACE AMOUNT: $[               ]

PRINCIPAL AMOUNT: on the Stated Maturity Date, the Company shall redeem this Security by paying to the Holder, for each $1,000 of the Face Amount hereof, the sum of (i) $1,000 and (ii) the sum of the Weighted Stock Component Returns of all 30 Basket Stocks multiplied by $1,000.

WEIGHTED STOCK COMPONENT RETURN: For each Basket Stock, the Stock Component Return multiplied by 0.03333.

STOCK COMPONENT RETURN: For each Basket Stock, an amount equal to (i) if the Stock Return of the Basket Stock is positive, the Stock Return multiplied by 2; provided that the Stock Component Return, as calculated pursuant to this clause
(i) may not exceed a maximum of [ ]% or (ii) if the Stock Return of the Basket Stock is zero or negative, the Stock Return.

STOCK RETURN: For each Basket Stock, an amount, expressed as a percentage, equal to the quotient of (i) the Final Stock Price less the Initial Stock Price divided by (ii) the Initial Stock Price.3

FINAL STOCK PRICE: For each Basket Stock, the Closing Price of one share of the Basket Stock on the Final Valuation Date.

INITIAL STOCK PRICE: For each Basket Stock, the Closing Price of one share of the Basket Stock on the Trade Date, subject to adjustment as described herein.

ORIGINAL ISSUE DATE: December [ ], 2002.

CALCULATION AGENT: UBS Warburg LLC.

DEFEASANCE: Neither full defeasance nor covenant defeasance applies to this Security.

INTEREST RATE: The principal of this Security shall not bear interest.

LISTING: American Stock Exchange.

BASKET STOCK: The common stocks of each of the following 30 companies that comprise the Dow Jones Industrial Average(SM) as of December 2, 2002: 3M Company, Alcoa Inc., American Express Company, AT&T Corp., The Boeing Company, Caterpillar Inc., Citigroup Inc., The Coca-Cola Company, Exxon Mobil


                    (Face of Security continued on next page)

Corporation, Eastman Kodak Company, E.I. Du Pont de Nemours, General Electric Company, General Motors Corporation, Hewlett-Packard Company, The Home Depot, Inc., Honeywell International Inc., Intel Corporation, International Business Machines Corporation, International Paper Company, J.P. Morgan Chase & Co., Johnson & Johnson, McDonald's Corporation, Merck & Co., Inc., Microsoft Corporation, Philip Morris Companies Inc., The Procter & Gamble Company, SBC Communications Inc., United Technologies Corporation, Wal-Mart Stores, Inc. and The Walt Disney Company.

OTHER TERMS:

            All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

            "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

            "Closing Price" means, with respect to any Basket Stock on any Business Day, the closing sale price or last reported sale price, regular way, for such Basket Stock on a per-share basis (i) on the principal national securities exchange on which such Basket Stock is listed for trading on such day, (ii) in the event such Basket Stock is not listed on any national securities exchange, on the Nasdaq National Market System on such day or (iii) in the event such Basket Stock is not quoted in the Nasdaq National Market System on such day, on such other U.S. national market system that is the primary market for the trading of such Basket Stock; provided, however, that, in the event such Basket Stock is not listed or quoted as described in clause (i),
(ii) or (iii) above, the Closing Price with respect to such Basket Stock will be the average, as determined by the Calculation Agent, of the bid prices for such Basket Stock obtained from as many dealers in such Basket Stock selected by the Calculation Agent (which may include the Calculation Agent or any affiliate of such agent or of the Company) as will make such bid prices available to the Calculation Agent (provided that the number of such dealers need not exceed three).

            "Default Amount" means, on any day, an amount in U.S. dollars, as determined by the Calculation Agent in its sole discretion, equal to the cost of having a Qualified Financial Institution (selected as provided below) expressly assume the due and punctual payment of the principal of this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed or observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company's obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial


                    (Face of Security continued on next page)

Institution would charge to effect such assumption (or undertaking) plus (ii) the reasonable expenses (including reasonable attorneys' fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each of the Holders of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount. The "Default Quotation Period" shall be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due day, unless no such quotation is obtained, or unless every such quotation so obtained is objected to within five Business Days after such due day as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice is given of such a quotation as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case, the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Final Valuation Date, then the Default Amount will equal the Principal Amount.

            "Final Valuation Date" means for any Basket Stock, the fifth Business Day prior to January [ ], 2004; provided, however, that if a Market Disruption Event occurs or is continuing on such fifth prior Business Day for any Basket Stock, the Final Valuation Date for such Basket Stock(s) will be the first following Business Day on which the Calculation Agent determines that a Market Disruption Event does not occur and is not continuing for the affected Basket Stock(s), and for all the other Basket Stocks, the Final Valuation Date shall be the fifth Business Day prior to January [ ], 2004; provided, further, that in no event will the Final Valuation Date be postponed by more than ten Business Days.

            "Distribution Property" means securities, cash and/or other property distributed in respect of the relevant number of shares a Holder of a Basket Stock would hold after a Reorganization Event has occurred.

            "Ex-Dividend Date" for any dividend or other distribution in respect of any Basket Stock shall mean the first day on which such Basket Stock trades without the right to receive such dividend or other distribution.

            "Market Disruption Event" means, with respect to any Basket Stock, in the opinion of the Calculation Agent and determined in its sole discretion:
(i) a suspension,


                    (Face of Security continued on next page) absence or material limitation of trading of such Basket Stock in the primary market for such Basket Stock for more than two hours of trading or during the one-half hour period preceding the close of trading in such market, (ii) a suspension, absence or material limitation of trading in option or futures contracts related to such Basket Stock, if available, in the primary market for such contracts for more than two hours of trading or during the one-half hour period preceding the close of trading in such market or (iii) any other event that materially interferes with the ability of the Company or any of its affiliates to unwind all or a material portion of any hedge that any of them effects with respect to this Security. For purposes of determining whether a Market Disruption Event has occurred, (a) a limitation on the hours or numbers of days of trading in the relevant market will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of such market, (b) a decision to permanently discontinue trading in the relevant option or futures contracts will not constitute a Market Disruption Event, (c) a suspension or limitation of trading in option contracts related to such Basket Stock, if available, in the primary market for such contracts, by reason of (1) a price change exceeding limits set by such market, (2) an imbalance of orders relating to such contracts or (3) a disparity in bid and ask quotes relating to such contracts, will, in each case (1), (2) and (3), constitute a suspension or material limitation of trading in option contracts related to the Stock and (d) an "absence of trading" in the primary market on which such Basket Stock or any option or futures contracts related to such Basket Stock are traded will not include any time when such market is itself closed for trading under ordinary circumstances. References to Basket Stock in this paragraph will also be deemed to refer to any Distribution Property.

            "Qualified Financial Institution" means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated A-1 or higher by Standard & Poor's Ratings Group (or any successor) or P-1 or higher by Moody's Investors Service, Inc. (or any successor) or, in either case, such other comparable rating, if any, then used by such rating agency.

            "Stated Maturity Date" means January [ ], 2004 or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that if the fifth Business Day preceding January [ ], 2004 is not the Final Valuation Date for all Basket Stocks, the Stated Maturity Date will be the fifth Business Day succeeding the latest Final Valuation Date for any Basket Stock.

            "Successor Share" means, with respect to any Basket Stock, a comparable successor security to such Basket Stock that is delisted or trading of such Basket Stock is suspended.

            "Trade Date" means December [ ], 2002.

                                            -----------------------

1.          Promise to Pay Principal

                    (Face of Security continued on next page)

            UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum, calculated as provided under "Principal Amount" and elsewhere on the Face of this Security, on the Stated Maturity Date.

            2.    Payment of Interest

            The principal of this Security shall not bear interest.

            3.    Delisting or Suspension of Trading of the Basket Stocks


            If a Basket Stock is delisted or trading of any Basket Stock is suspended, the Calculation Agent may determine in its sole discretion to adjust and replace such Basket Stock with a comparable Successor Share that is listed or approved for trading on a major U.S. exchange or market. If the Successor Shares that the Calculation Agent determines to be comparable to the Basket Stocks are not listed or approved for trading on a major U.S. exchange or market at the Final Valuation Date, the Calculation Agent may determine, in its sole discretion, the value of such Successor Shares. In both of the cases described above, the Calculation Agent will, in its sole discretion, determine the Stock Return for any affected Basket Stock by determining the Final Stock Price for any applicable Successor Shares on the Final Valuation Date and the relevant number of shares of the Successor Shares applicable to such Basket Stock. If any Basket Stock is delisted or trading of any Basket Stock is suspended, and the Calculation Agent determines in its sole discretion that no Successor Shares for such Basket Stock exist, the Calculation Agent may determine, in its sole discretion, the Final Stock Price for such Basket Stock.

            4.    Principal Amount

            The principal of this Security that becomes due and payable on the Stated Maturity Date shall be the cash amount that must be paid to redeem this Security as provided above under "Principal Amount." The principal of this Security that becomes due and payable upon acceleration of the Stated Maturity Date hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the principal referred to in either of the two preceding sentences has been paid as provided herein (or such payment has been made available), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment of the principal of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite


                    (Face of Security continued on next page) aggregate principal amount, the principal amount of this Security will be deemed to equal the Face Amount. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture when the principal of this Security shall be deemed to have been paid in full as provided above.

            5.    Anti-dilution Adjustment

            The Calculation Agent shall adjust the Initial Stock Price or the number of shares per Basket Stock or both as provided in this Security in respect of each event for which adjustment is required under Sections 6 through 11 (and not in respect of any other event). If more than one such event occurs, the Calculation Agent shall adjust the Initial Stock Price or the number of shares per Basket Stock or both as so provided for each such event, sequentially, in the order in which such events occur, and on a cumulative basis. Having adjusted the number of shares per Basket Stock for any and all such events as so provided, the Calculation Agent shall adjust the Initial Stock Price for each event for which such adjustment is required by multiplying the prior Initial Stock Price by a fraction, the numerator of which shall equal the prior number of shares per Basket Stock and the denominator of which shall equal the new number of shares per Basket Stock. If the number of shares per Basket Stock is adjusted pursuant to Section 11 so as to consist of amounts of more than one type of property, then the Final Stock Price shall equal the sum of the respective Closing Prices or other values for all such amounts of property on the Final Valuation Date, determined as provided in Section 11. The Calculation Agent shall make all adjustments no later than the Final Valuation Date.

            Notwithstanding any provision of this Security, if an event for which adjustment is required under Sections 6 through 11 occurs, the Calculation Agent may make the adjustment and any related determinations and calculations in a manner that differs from that specified in this Security as necessary to achieve an equitable result. Upon written request by the Holder to the Calculation Agent, the Calculation Agent will provide the Holder with such information about adjustments made pursuant to this Security as the Calculation Agent determines is appropriate.

            6.    Stock Splits

            If any Basket Stock is subject to a stock split, then at the opening of business on the first day on which such Basket Stock trades without the right to receive the stock split, the Calculation Agent will adjust the number of shares per Basket Stock to equal the sum of the number of shares per Basket Stock in effect immediately prior to such adjustment plus the product of (i) the number of new shares issued in the stock split with respect to one share of such Basket Stock and (ii) the number of shares per Basket Stock in effect immediately prior to such adjustment, and the Initial Stock Price shall be adjusted as described above. The number of shares per Basket Stock will not be adjusted, however, unless such first day occurs after the Trade Date and on or before the Final Valuation Date.


                    (Face of Security continued on next page)

            7.    Reverse Stock Splits

            If any Basket Stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the Calculation Agent will adjust the number of shares per Basket Stock to equal the product of the number of shares per Basket Stock in effect immediately prior to such adjustment and the quotient of (i) the number of shares (or fractional shares) immediately after the reverse stock split becomes effective representing one share of such Basket Stock immediately before the reverse stock split becomes effective and (ii) the number of shares per one share of Basket Stock immediately before the reverse stock split becomes effective, and the Initial Stock Price shall be adjusted as described above. The number of shares per Basket Stock will not be adjusted, however, unless the reverse stock split becomes effective after the Trade Date and on or before the Final Valuation Date.

            8.    Stock Dividends

            If any Basket Stock is subject to a stock dividend that is given ratably to all holders of such Basket Stock, then at the opening of business on the Ex-Dividend Date, the Calculation Agent will adjust the number of shares per Basket Stock to equal the number of shares per Basket Stock in effect immediately prior to such adjustment plus the product of (i) the number of shares issued in the Stock dividend with respect to one share of Basket Stock and (ii) the number of shares per Basket Stock in effect immediately prior to such adjustment, and the Initial Stock Price shall be adjusted as described above. The number of shares per Basket Stock will not be adjusted, however, unless such Ex-Dividend Date occurs after the Trade Date and on or before the Final Valuation Date.

            9.    Other Dividends and Distributions

            There will be no adjustments to the number of shares per Basket Stock to reflect dividends or other distributions paid with respect to any Basket Stock other than (i) stock dividends as provided in Section 8, (ii) issuances of transferable rights or warrants as provided in Section 10, (iii) dividends or other distributions constituting Spin-Off Events as provided in
Section 11 and (iv) Extraordinary Dividends as provided in this Section 9. A dividend or other distribution with respect to any Basket Stock will be deemed to be an "Extraordinary Dividend" if the per share value of such dividend or other distribution exceeds the per share value of the immediately preceding dividend or distribution with respect to such Basket Stock, if any, that is not an Extraordinary Dividend by an amount equal to at least 10% of the Closing Price of such Basket Stock on the Business Day immediately preceding the Ex-Dividend Date for such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to any Basket Stock, the Calculation Agent will adjust the number of shares per Basket Stock to equal the product of (a) the number of shares per Basket Stock in effect immediately prior to such adjustment and (b) a fraction, the numerator of which is the Closing Price of such Basket Stock on the Business Day immediately preceding the Ex-Dividend Date and the denominator of which is the amount by which such Closing Price exceeds the Extraordinary Dividend Amount, and the Initial Stock Price shall be adjusted as


                    (Face of Security continued on next page) described above. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for any Basket Stock will equal (1) in the case of cash dividends or other distributions that constitute regular quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding dividend or distribution with respect to such Basket Stock, if any, that is not an Extraordinary Dividend or (2) in the case of cash dividends or other distributions that do not constitute regular quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent. A distribution on any Basket Stock that constitutes a stock dividend, an issuance of transferable rights or warrants or a Spin-Off Event and also constitutes an Extraordinary Dividend will result only in an adjustment to the number of shares per Basket Stock pursuant to Section 8, 10 or 11, as applicable. The number of shares per Basket Stock will not be adjusted pursuant to this Section 9 unless the Ex-Dividend Date for the Extraordinary Dividend occurs after the Trade Date and on or before the Final Valuation Date.

            10.   Transferable Rights and Warrants

            If the issuer of any Basket Stock issues transferable rights or warrants to all holders of such Basket Stock to subscribe for or purchase such Basket Stock at an exercise price per share less than the Closing Price of such Basket Stock on the Business Day immediately before the Ex-Dividend Date for such issuance, then the Calculation Agent will adjust the number of shares per Basket Stock by multiplying the number of shares per Basket Stock in effect immediately prior to such adjustment by a fraction, the numerator of which is the number of shares of such Basket Stock outstanding at the close of business on the day before such Ex-Dividend Date plus the number of additional shares of such Basket Stock offered for subscription or purchase under such transferable rights or warrants, and the denominator of which is the number of shares of such Basket Stock outstanding at the close of business on the day before such Ex-Dividend Date plus the number of additional shares of such Basket Stock that the aggregate offering price of the total number of shares of such Basket Stock so offered for subscription or purchase would purchase at the Closing Price of such Basket Stock on the Business Day immediately before such Ex-Dividend Date, with such number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of such transferable rights or warrants and dividing the resulting product by the Closing Price of such Basket Stock on the Business Day immediately before such Ex-Dividend Date, and the Initial Stock Price shall be adjusted as described above. The number of shares per Basket Stock will not be adjusted, however, unless such Ex-Dividend Date occurs after the Trade Date and on or before the Final Valuation Date.

            11.   Reorganization Events

            If (i) any reclassification or other change of any Basket Stock occurs, (ii) the issuer of any Basket Stock has been subject to a merger, combination or consolidation and is not the surviving entity or it does survive but all the shares of such Basket Stock are


                    (Face of Security continued on next page) exchanged for or converted into Distribution Property, (iii) any statutory share exchange involving any outstanding Basket Stock and the securities of another entity occurs (other than in a transaction described in clause (ii) above), (iv) the issuer of any Basket Stock sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity, (v) the issuer of any Basket Stock issues to all holders of such Basket Stock equity securities of an issuer other than the Stock Issuer (other than in a transaction described in clause (i), (ii), (iii) or (iv) above) (a "Spin-Off Event"), (vi) the issuer of any Basket Stock is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or (vii) another entity completes a tender or exchange offer for all of the outstanding shares of any Basket Stock (any such event in clauses (i) through (vii), a "Reorganization Event"), then the Calculation Agent will adjust the number of shares per Basket Stock so that the number of shares per Basket Stock consists of the respective amounts of each type of Distribution Property distributed in such Reorganization Event in respect of the number of shares per Basket Stock as in effect immediately prior to such adjustment, taken together, along with a corresponding adjustment to the Initial Stock Price. Notwithstanding the foregoing, however, the Calculation Agent will not make any adjustment for a Reorganization Event unless the event becomes effective -- or, if the event is a Spin-Off Event, unless the Ex-Dividend Date for the Spin-Off Event occurs -- after the Trade Date and on or before the Final Valuation Date.

            If the Calculation Agent determines that the Distribution Property so distributed consists of more than one type of property, the Calculation Agent will determine the respective amounts of such types that will comprise the adjusted number of shares per Basket Stock so that the value of each such amount bears the same relationship to the total value of all such amounts as the value of the corresponding component type of Distribution Property so distributed bears to the total value of all Distribution Property so distributed. The Calculation Agent will determine the value of each component type of Distribution Property, using the Closing Price for any such type consisting of securities and such other method as it considers reasonable for any other type. If a holder of the applicable Basket Stock may elect to receive different types or combinations of types of Distribution Property in the Reorganization Event, the Distribution Property will be deemed to include the types and amounts thereof distributed to a holder that makes no election. If a Reorganization Event occurs and as a result the number of shares per Basket Stock is adjusted to consist of Distribution Property, the Calculation Agent will make further adjustments for subsequent events that affect such Distribution Property or any component type thereof, to the same extent that it would make adjustments if the applicable Basket Stock were outstanding and were affected by the same kinds of events, and a corresponding adjustment shall be made to the Initial Stock Price.

            If at any time another Person becomes the successor to the issuer of any Basket Stock, as determined by the Calculation Agent, such successor Person shall thereupon be deemed to be the issuer of any Basket Stock for all purposes of this Security. If at any time the number of shares of Basket Stock consists of Distribution Property, as determined by the Calculation Agent, then all references in this Security to the "Basket Stock" shall


                    (Face of Security continued on next page) thereupon be deemed to mean such Distribution Property and all references in this Security to the "number of shares per Basket Stock" shall thereupon be deemed to mean a comparable unit of each type of property comprising such Distribution Property, as determined by the Calculation Agent.

12.         Minimum Adjustments

            Notwithstanding the foregoing, no adjustment will be required in respect of any event specified in Sections 6 through 10 unless such adjustment would result in a change of at least 0.1% in the Initial Stock Price or the number of shares per Basket Stock. The Initial Stock Price or the number of shares per Basket Stock resulting from any adjustment shall be rounded up or down, as appropriate to, in the case of the Initial Stock Price, the nearest cent, and, in the case of the number of shares per Basket Stock, the nearest thousandth, with one-half cent and five hundred-thousandths, respectively, being rounded upward.

13.         Role of Calculation Agent

            The Calculation Agent will be solely responsible for all determinations and calculations regarding the Default Amount; whether a Market Disruption Event has occurred and whether, and if so the dates to which, the Final Valuation Date and Stated Maturity Date are to be postponed; adjustment of the number of shares per Basket Stock and Initial Stock Price, including whether any event has occurred for which adjustment is required and as to the amounts, types and values of property comprising any Distribution Property and the number of shares per Basket Stock; the Closing Price or other value of any Basket Stock or any other property; the Stock Return, the Component Stock Return and the Weighted Component Stock Return for each Basket Stock; and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error all determinations and calculations made by the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.

            The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as the Calculation Agent. Insofar as this Security provides for the Calculation Agent to obtain prices or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are the Calculation Agent, Affiliates of the Calculation Agent or Affiliates of the Company.


                    (Face of Security continued on next page)

            14.   Tax Characterization

            By its purchase of this Security, the Holder, on behalf of itself and any other Person having a beneficial interest in this Security, hereby agrees with the Company (in the absence of an administrative determination or judicial ruling to the contrary) to characterize this Security for all U.S. federal income tax purposes as a pre-paid cash-settled forward contract with respect to the Basket Stocks.

            Notwithstanding the foregoing, the Company shall not be obligated to segregate or otherwise set aside any funds, and no act or omission on the part of the Company or any other Person, and no event or circumstance, shall give rise to any default or Event of Default under this Security or the Indenture by reason of any provision of this Section 14.

            15.   Payment

            Payment of any amount payable on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Final Valuation Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York, provided, however, that payment on the Stated Maturity Date shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

            16.   Modified Business Day

            Notwithstanding any provision of this Security or of the Indenture, if any payment of principal would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such payment may be made (or such principal may be made available for payment) on the next succeeding Business Day with the same force and effect as if such payment were made on the Specified Day. The provisions of this Section shall apply to this Security in lieu of the provisions of Section 114 of the Indenture.

            17.   Reverse of this Security

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            18.   Certificate of Authentication


                    (Face of Security continued on next page)

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                    (Face of Security continued on next page)

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                           UBS AG

                                           By
                                             ----------------------------
                                            Name:  Robert B. Mills
                                            Title: Managing Director


                                           By
                                             ----------------------------
                                            Name:  Robert C. Dinerstein
                                            Title: Managing Director


            This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated:          , 2002


                                           U.S. BANK TRUST NATIONAL ASSOCIATION,
                                           AS TRUSTEE


                                           By
                                             -----------------------------------
                                                Authorized Signatory

                              (Reverse of Security)

            This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of November 21, 2000 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

            This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $[ ] (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to "this series" mean the series designated on the face hereof.

            Payments under the Securities will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge imposed upon or as a result of such payments by Switzerland or any jurisdiction in which a branch of the Company through which the Securities are issued is located (or any political subdivision or taxing authority thereof or therein) (a "Relevant Jurisdiction") ("Taxes"), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 1007 of the Indenture, pay such additional amounts ("Additional Amounts") to the Holder of any Security who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable.

            If at any time as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction affecting taxation, or a change in any application or interpretation of such laws or regulations (including the decision of any court or tribunal) either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after the Trade Date in making any payment of, or in respect of, the principal amount of the Securities, the Company would be required to pay any Additional Amounts with respect thereto, then the Securities will be redeemable upon not less than 10 nor more than 60 days' notice by mail, at any time thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price determined by the Calculation Agent in a manner reasonably


                  (Reverse of Security continued on next page) calculated to preserve the relative economic position of the Company and the Holders of Outstanding Securities.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security as herein provided.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place


                  (Reverse of Security continued on next page) where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

            This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in denominations of any multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in
Section 305 thereof on transfers and exchanges of Global Securities.

            THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.